EXHIBIT 23.2


                        CONSENT OF CERTIFYING ACCOUNTANT



Smart Truck Systems, Inc.
Moreno Valley, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 28, 2005, relating to the consolidated financial statements of Smart Truck Systems, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Pollard-Kelley Auditing Services, Inc.
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Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
August 26, 2005